SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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PW Eagle, Inc.

(Name of Registrant as Specified In Its Charter)

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PRELIMINARY COPY SUBJECT TO COMPLETION DATED APRIL 27, 2006

PW EAGLE, INC.

1550 Valley River Dr.

Eugene, Oregon 97401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 26, 2006

TO THE SHAREHOLDERS OF PW EAGLE, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of PW Eagle, Inc. will be held on Friday, May 26, 2006, at the Marriott Hotel, 30 South Seventh Street, Minneapolis, Minnesota. The meeting will convene at 11:00 am, Central Time, for the following purposes:

1.	To set the number of directors at seven.

2.	To approve an amendment to the Company’s Bylaws that provides for the declassification of the Company’s Board of Directors.

3.	To approve the amendment to the Company’s 1997 Stock Option Plan and increase the number of common stock shares reserved for issuance under the Plan to 2,700,000.

4.	To ratify and approve the issuance of a total of 90,500 shares of restricted stock to the Company’s officers, directors and employees.

5.	To elect seven directors.

6.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

7.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 30, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

Jerry A. Dukes,

President & CEO

Eugene, Oregon

May     , 2006

IF YOU DO NOT PLAN TO VOTE BY TELEPHONE OR THE INTERNET, TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

PRELIMINARY COPY SUBJECT TO COMPLETION DATED APRIL 27, 2006

PW EAGLE, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 26, 2006

INTRODUCTION

This Proxy Statement is furnished to the shareholders of PW Eagle, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) to be voted at the annual meeting of shareholders to be held on May 26, 2006, or any adjournments or postponements thereof (the “Annual Meeting”). The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company’s Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Any proxy may be revoked at any time before it is voted by written notice to the Secretary or any other officer of the Company, or by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board and listed herein. Abstentions and broker non-votes will not effect the outcome of the election of directors. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal other than the election of directors will have the same effect as votes against such proposal. If a broker returns a “non-vote” proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote required for approval of such matter.

Alternatively, in lieu of returning signed proxy cards, shareholders of record can vote their shares over the Internet or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. The proxy card covers the number of shares to be voted.

The Company expects mailing of this Proxy Statement to shareholders of the Company will commence on or about May     , 2006. The Company’s corporate offices are located at 1550 Valley River Dr., Eugene, Oregon 97401, and its telephone number is (541) 343-0200.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board has fixed March 30, 2006, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on March 30, 2006, the outstanding voting capital stock of the Company consisted of 11,792,998 shares of Common Stock, par value $.01 per share. There were no shares of Class B Common Stock, par value $.01 per share, issued and outstanding on March 30, 2006. The holders of Common Stock are entitled to one vote for each share held. The holders of the Common Stock may vote on each matter to be voted upon at the Annual Meeting. Holders of the Common Stock are not entitled to cumulate their votes for the election of directors.

The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the Annual Meeting.

Pirate Capital LLC and certain of its affiliates, significant shareholders of the Company, entered into an agreement with the Company pursuant to which, among other things, the Board agreed to nominate for election to the Board Thomas R. Hudson Jr., Zachary R. George, Todd Goodwin, Jerry A. Dukes, Martin White, Lee D. Meyer and Stephen M. Rathkopf. The Board also agreed to set the size of the Board at seven, as set forth in Proposal No. 1 herein, and to amend the Company’s Bylaws to eliminate the staggered Board, as set forth in Proposal No. 2 herein. Pirate Capital LLC agreed to vote in favor of these proposals and the matters set forth in Proposal Nos. 3 and 4 herein.

Caxton International Limited and one of its affiliates, significant shareholders of the Company, entered into an agreement with the Company (the “Caxton Agreement”) pursuant to which, at the Annual Meeting the Board will include Lee D. Meyer and Stephen M. Rathkopf among the nominees for election to the Board by the shareholders and the Board will propose for approval and recommend that the Company’s shareholders approve the proposal to amend the Company’s 1997 Stock Option Plan by increasing the shares available under such plan from 2,200,000 to 2,700,000 and the proposal to approve certain prior grants of restricted stock to the Company’s officers, directors and employees. Caxton International Limited agreed to vote all of the Company’s common stock beneficially owned by it in favor of the slate of director nominees approved by the Board, as well as the proposals to amend the 1997 Stock Option Plan and approve the prior grants of restricted stock.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table provides information as of March 14, 2006, concerning the beneficial ownership of the Company’s voting securities by persons who are known to own five percent or more of a class of voting stock of the Company, by each executive officer named in the Summary Compensation Table, by each director and nominee, and by all directors and executive officers (including the named individuals) of the Company as a group. Unless otherwise indicated, each person named or included in the group has sole voting and investment power with respect to the shares of Common Stock set forth opposite the shareholder’s name. Shares not outstanding but deemed beneficially owned by virtue of the individual’s right to acquire them as of March 14, 2006, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group.

	Common Stock
Name (and Address of 5% Owners) or Identity of Group	Shares		Percent of Class (1)
Pirate Capital LLC 200 Connecticut Avenue Norwalk, CT 06854	2,000,000	(2)	17.0%
Caxton International Limited C/O Prime Management Limited Mechanics Building 12 Church Street Hamilton HM11, Bermuda	669,000	(3)	5.7%
William H. Spell 222 S. Ninth Street Minneapolis, MN 55402	642,505	(4)(5)(6)	5.4%
Harry W. Spell 222 S. Ninth Street Minneapolis, MN 55402	352,774	(5)(6)(7)	3.0%
Richard W. Perkins 730 East Lake Street Wayzata, MN 55391	285,982	(6)(8)	2.4%
Bruce A. Richard 2458 Farrington Circle Roseville, MN 55113	198,582	(6)(9)	1.7%
Dobson West 222 S. Ninth Street Minneapolis, MN 55402	189,906	(10)	1.6%
John R. Cobb 1550 Valley River Drive Eugene, OR 97401	139,418	(12)	1.2%
N. Michael Stickel 1550 Valley River Drive Eugene, OR 97401	103,084	(11)	*
Jerry A. Dukes(16) 1550 Valley River Drive Eugene, OR 97401	99,570	(13)	*
Scott Long 1550 Valley River Drive Eugene, OR 97401	77,100	(14)	*
Keith Steinbruck 1550 Valley River Drive Eugene, OR 97401	24,000		*
Denver Kaufman 2960 Tonkaha Drive Wayzata, MN 55391	-0-		*

Common Stock
Name (and Address of 5% Owners) or Identity of Group	Shares		Percent of Class (1)
Martin White(16)	-0-		*
18808 Campbell Road Dallas, TX 75252
Thomas R. Hudson Jr. (2)(16)	2,000,000		2,000,000
200 Connecticut Ave. Norwalk, CT 06854
Zachary R. George(16)(17)	-0-		*
200 Connecticut Ave. Norwalk, CT 06854
Todd Goodwin(16)
Lee D. Meyer(16) 208 Shawna Drive Kearney, MO 64060	-0-		*
Stephen M. Rathkopf(16) 2 Park Avenue New York, NY 10016	-0-		*
All current directors and officers as a Group (10 persons)	1,856,644	(15)	15.1%

*	Less than 1%
(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of March 14, 2006 or within 60 days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percentage owned by the group.
(2)	According to a Schedule 13D filed April 25, 2006, represents 2,000,000 shares beneficially owned by Pirate Capital LLC and held directly by Jolly Roger Fund LP, Jolly Roger Offshore Fund LTD and Jolly Roger Activist Portfolio Company LTD. Jolly Roger Fund LP is a limited partnership for which Pirate Capital LLC serves as general partner and Jolly Roger Offshore Fund LTD and Jolly Roger Activist Portfolio Company LTD are each an investment fund for which Pirate Capital LLC serves as investment advisor. Pirate Capital LLC thus has voting and dispositive power with respect to shares held by such entities. Thomas R. Hudson Jr., the sole Managing Member of Pirate Capital LLC, is deemed to be the indirect beneficial owner of the 2,000,000 shares and has shared voting power and shared dispositive power with respect to such shares.
(3)	Includes 669,000 shares beneficially owned by Caxton International. Caxton Associates is the trading advisor to Caxton International, and therefore may be deemed a beneficial owner of the shares according to a Schedule 13D filed on March 16, 2006. Caxton Associates also has shared voting and dispositive power with Caxton International. Mr. Bruce Kovner, the Chairman of Caxton Associates and the sole shareholder of Caxton Corporation, may also be deemed beneficial owner to the 669,000 shares.
(4)	Includes 165,938 shares that may be purchased by Mr. W. Spell upon exercise of currently exercisable options, 21,429 shares held by Mr. W. Spell’s wife, and 9,510 shares held in trusts for minor children.
(5)	Includes 66,071 shares held by the Spell Family Foundation; Messrs. H. Spell and W. Spell share voting and dispositive power over such shares.
(6)	Messrs. W. Spell, H. Spell, R. Perkins and B. Richard have individually acquired shares from the Company and in open market transactions.
(7)	Includes 11,175 shares that may be purchased by Mr. H. Spell upon exercise of currently exercisable options and 3,571 shares held by Mr. H. Spell’s wife.
(8)	Includes 2,000 shares that may be purchased by Mr. Perkins upon exercise of currently exercisable options, 6,429 shares held by a Profit Sharing Trust for Mr. Perkins’ benefit, 5,000 shares held by the Perkins Foundation, and 88,100 shares held by clients of Perkins Capital Management, Inc., as to which Mr. Perkins has sole investment power.
(9)	Includes 11,700 shares that may be purchased by Mr. Richard upon exercise of currently exercisable options.
(10)	Includes 90,455 shares that may be purchased by Mr. West upon the exercise of currently exercisable options.
(11)	Includes 65,200 shares that may be purchased by Mr. Stickel upon exercise of currently exercisable options.
(12)	Includes 78,500 shares that may be purchased by Mr. Cobb upon exercise of currently exercisable options.
(13)	Includes 39,400 shares that may be purchased by Mr. Dukes upon exercise of currently exercisable options.
(14)	Includes 31,600 shares that may be purchased by Mr. Long upon exercise of currently exercisable options.
(15)	Includes 495,968 shares that may be purchased by directors and officers upon exercise of currently exercisable options.
(16)	Director nominee
(17)	Mr. George is a Director and Senior Investment Analyst at Pirate Capital LLC, an entity that beneficially owns 2,000,000 shares of the Company’s common stock. Mr. George disclaims beneficial ownership over such shares.

SET NUMBER OF DIRECTORS

(Proposal No. 1)

General Information

The Bylaws of the Company provide that the number of directors shall not be less than three nor more than twelve, as determined by the shareholders at each annual meeting of shareholders. The independent members of the Board recommended to the Board that the number of directors be set at seven. Each proxy will be voted for or against such proposal, or not voted at all, as directed in the proxy. Proxies that are signed but which lack any such specification will be voted in favor of Proposal No. 1.

Vote Required; Recommendation

The adoption of the resolution to set the number of directors requires the affirmative vote of the greater of (1) a majority of the voting power of shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal or (2) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting. The Board recommends that shareholders vote “For” Proposal No. 1.

AMENDMENT TO BYLAWS TO DECLASSIFY BOARD OF DIRECTORS

(Proposal No. 2)

Our Bylaws provide for the classification of the Board into three classes, with each class being elected every three years. On April 20, 2006, the Board voted to approve, and to recommend to our shareholders that they approve, a proposal to eliminate the current classification of the Board and to provide instead for the annual election of all directors, by amending our Bylaws. The proposed Bylaws, as amended, are attached to this Proxy Statement as Appendix A.

In deciding to recommend declassification of the Board, the Board considered the positive and negative impacts of declassification and concluded that retaining a classified Board was not, at this time, in the best interest of the Company and its shareholders. The election of our Board is among the most fundamental rights of our shareholders. The Board considered the positive attributes of a classified board, including the continuity, stability and experience that a classified board could provide. The Board also considered that allowing the shareholders to vote annually on the performance of the entire Board, as well as individual directors, would increase the directors’ accountability to the shareholders, causing an attendant increase in management’s accountability. The Board determined that sound corporate governance practices, such as the annual election of directors, create a higher level of accountability on both the part of management and the Board and may improve our performance over time.

The Proposal to declassify our Board requires that our Bylaws be amended (see Appendix A attached hereto). The Bylaws, as amended, would amend and restate Article III, Section 2 thereof in its entirety as follows:

“3.2) Number, Term and Qualifications. The Board of Directors shall consist of one or more members. At each regular meeting, the shareholders shall determine the number of directors; provided, that between regular meetings the authorized number of directors may be increased or decreased by the shareholders or increased by the Board of Directors. Each director shall serve for an indefinite term that expires at the next regular meeting of shareholders, and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification, or removal as provided by statute.”

The Board has unanimously approved the proposed amendment declassifying our Board. If approved by the required number of shareholders at the Annual Meeting, our Bylaws will be amended as provided in Appendix A attached to this proxy statement. Proxies that are signed but which lack any such specification will be voted in favor of Proposal No. 2.

Vote Required; Recommendation

The adoption of the resolution to amend the Company’s Bylaws to declassify the Board requires the affirmative vote of the greater of (1) a majority of the voting power of shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal or (2) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting. The Board recommends that shareholders vote “For” Proposal No. 2.

CORPORATE GOVERNANCE

The Company’s business affairs are conducted under the direction of the Board in accordance with the Minnesota Business Corporation Act and the Articles of Incorporation and Bylaws. Members of the Board are informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board and its Committees. The corporate governance practices that the Company follows are summarized below.

Director and Nominee Independence

The Board has determined that Messrs. Perkins, Richard and Kaufman, constituting a majority of the Board, are independent directors in accordance with Nasdaq rules since none of them are believed to have any relationships that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. William Spell is precluded from being considered independent because he served as Chief Executive Officer and President of the Company within the past three years. Harry Spell is also precluded from being considered independent because William Spell is a family member who was an executive officer during the past three years.

The Board has determined that, with the exception of Mr. Jerry Dukes, who is precluded from being considered independent because he currently serves as the Company’s Chief Executive Officer, all nominees proposed and recommended for election to the Board at the Annual Meeting would be independent directors in accordance with Nasdaq rules because none of them are believed to have any relationships that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Code of Ethics and Code of Conduct

The Company has adopted the PW Eagle Code of Ethics for Financial Executives (the “Code of Ethics”) that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Company has also adopted a Code of Ethics and Business Conduct that applies to the Company’s officers, directors and employees (“Code of Conduct”). The Code of Ethics and Code of Conduct are available at no charge through our website at www.pweagleinc.com or to any shareholder who sends a written request for a paper copy to: Investor Relations Manager, PW Eagle, Inc., 1550 Valley River Drive, Eugene, Oregon 97401. If any substantive amendments are made to the Code of Ethics or Code of Conduct or any waiver granted, including any implicit waiver from a provision of the Code of Ethics or Code of Conduct to the principal executive officer, principal financial officer, principal accounting officer and controller that relates to any element of the Code of Ethics or Code of Conduct enumerated in Item 406(b) of Regulation S-K, the Company will disclose the nature of such amendments or waiver on the Company’s website or in a report on Form 8-K.

Shareholder Communications with Board

Shareholders may communicate directly with the Board. All communications should be in writing and directed to the Investor Relations Manager at the Company’s address below and should prominently indicate on the outside of the envelope that it is intended for the Board or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:

PW Eagle, Inc.

ATTN: Corporate Investor Relations Manager

1550 Valley River Dr.

Eugene, OR 97401

Shareholders who wish to present a proposal at an annual meeting of shareholders must provide a written notice to the Company’s Corporate Investor Relations Manager at the address above. For each proposal, the notice must include a brief description of the matter to be brought before the meeting, the reasons to bring the matter before the meeting and the shareholder’s name, address, the number of shares such shareholder owns and any material interest the shareholder may have in the proposal. The Corporate Investor Relations Manager will forward the proposals and recommendations to the Board.

Director Attendance at Annual Meetings

Directors’ attendance at annual meetings of shareholders can provide shareholders with an opportunity to communicate with directors about issues affecting the Company. The Company does not have a specific policy on director attendance at annual meetings, but all directors are encouraged to attend the annual meetings of shareholders. All directors attended the 2005 annual meeting of shareholders.

Committees and Meetings of the Board of Directors

The directors and Committee members often communicate informally to discuss the affairs of the Company and, when appropriate, take formal Board and Committee action by unanimous written consent of all directors or Committee members, in accordance with Minnesota law, rather than hold formal meetings. During fiscal 2005, the Board held six formal meetings. Each director attended 75% or more of the total number of meetings of the Board and of Committee(s) of which he was a member. The Company has four standing Committees of the Board: the Audit Committee, the Compensation Committee, the Executive Committee and the Governance/Nominating Committee, which are further described below.

Audit Committee

The Company has an Audit Committee whose members are Messrs. Richard (Chairman), Kaufman and Perkins, which met six times during fiscal 2005. This Committee reviews, in consultation with the independent registered public accounting firm (the “Independent Accounting Firm”), the Company’s financial statements, accounting and other policies, accounting systems and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee is responsible for the engagement of the Company’s Independent Accounting Firm and reviews other matters relating to the relationship of the Company with its Independent Accounting Firm. Each member of the Company’s Audit Committee has been determined, in the opinion of the Board, to be independent in accordance with SEC and Nasdaq rules.

Audit Committee Financial Expert

Bruce Richard served as the “audit committee financial expert” as defined by Item 401(h)(2) of Regulation S-K under the Securities Act of 1933 during the fiscal year ended December 31, 2005. The Company acknowledges that the designation of Mr. Richard as the audit committee financial expert does not impose on Mr. Richard any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Richard as a member of the Audit Committee and the Board in the absence of such designation or identification.

The Board has determined that at least one of the nominees for election as a director of the Company at the Annual Meeting meets the definition of “audit committee financial expert”—namely, Todd Goodwin.

Compensation Committee

The Company has a Compensation Committee whose members are considered to be independent and consist of Messrs. Perkins (Chairman), Richard and Kaufman. The Compensation Committee is charged with determining the compensation to be paid to executive officers of the Company, including stock options, and determines other compensation issues if requested by the Board. The Compensation Committee did not meet during fiscal 2005.

Executive Committee

The Company has an Executive Committee whose members consist of Messrs. Richard, W. Spell and H. Spell. The Executive Committee did not meet during fiscal 2005.

Governance/Nominating Committee

The Company has a Governance/Nominating Committee whose members are Messrs. Perkins, Richard (Chairman) and Kaufman. The Governance/Nominating Committee is charged with the governance of the Company, and reviewing and recommending candidates for the Board. The Governance/Nominating Committee did not meet in fiscal 2005. Each member of the Company’s Governance/Nominating Committee has been determined, in the opinion of the Board, to be independent in accordance with the SEC and Nasdaq rules.

Nominating Policy

Board Membership Criteria

The Governance/Nominating Committee will consider candidates for nomination as a director recommended by shareholders, directors, third party search firms engaged by the Company and other sources. In evaluating director nominees, the Governance/Nominating Committee considers the following factors: the appropriate size and the diversity of the Board; the needs of the Board with respect to the particular talents and experience of its directors; the knowledge, skills and experience of nominees, including experience in the industry in which the Company operates, business, finance, management or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board; familiarity with domestic and international business matters; age and legal and regulatory requirements; experience with accounting rules and practices; appreciation of the relationship of the Company’s business to the changing needs of society; and the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Governance/Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation.

Minimum Qualification of Directors

The Governance/Nominating Committee believes that candidates for directors should have certain minimum qualifications, including being able to read and understand basic financial statements, having familiarity with the Company’s business and industry, having high moral character and mature judgment, and being able to work collegially with others. The Governance/Nominating Committee may modify these minimum qualifications from time to time.

Shareholder Recommendation of Directors

A shareholder who wishes to recommend one or more directors for nomination by the Governance/Nominating Committee must provide a written recommendation to the Secretary of the Company at the address below. Notice of a recommendation must include:

•	with respect to the shareholder:

•	name, address, the class and number of shares such shareholder owns;

•	with respect to the nominee:

•	name, age, business address, residence address,

•	current principal occupation,

•	five year employment history with employer names and a description of the employer’s business,

•	the number of shares beneficially owned by the nominee,

•	whether such nominee can read and understand basic financial statements, and

•	Board membership, if any.

The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Governance/Nominating Committee and to serve if elected by the shareholders. The Company may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

PW Eagle, Inc.

ATTN: Secretary

1550 Valley River Drive

Eugene, OR 97401

AUDIT COMMITTEE REPORT

The Board maintains an Audit Committee comprised of three of the Company’s independent directors. The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, Rule 4310(c)(26)(B)(i), including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(A)(15).

In accordance with its written charter adopted by the Board (set forth in Appendix B to the proxy statement for the Company’s 2004 Annual Meeting), the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

1.	reviewed and discussed the audited financial statements for the year ended December 31, 2005, with management;

2.	discussed with the Independent Accounting Firm the material required to be discussed by Statement on Auditing Standards No. 61; and

3.	reviewed the written disclosures and the letter from the Independent Accounting Firm required by the Independence Standards Board’s Standard No. 1, and discussed with the Independent Accounting Firm any relationships that may impact their objectivity and independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report (Form 10-K) for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission.

Members of the Audit Committee:

Bruce A. Richard (Chair)

Denver Kaufman

Richard W. Perkins

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Compensation Committee’s Responsibility.    The Compensation Committee of the Board is currently composed of independent directors Messrs. Perkins (Chairman of the Committee), Richard and Kaufman. Mr. Richard was Vice Chairman of the Board during 2005. The Committee is responsible for developing and making recommendations to the Board with respect to compensation of the executive officers of the Company.

Compensation Philosophy.    The Company has designed its compensation programs to reward performance and to attract, retain and motivate employees at all levels of the organization. Generally, base pay is set at competitive levels within the appropriate labor market. Additional opportunities exist for all employees to earn significant amounts of additional compensation based upon the performance of the Company.

Executive compensation is comprised of base salaries, annual EBITDA performance bonuses described below if earned, and long-term incentive compensation in the form of restricted stock grants and stock option awards. The Company previously extended loans to executives so they may purchase Company stock, and executives participate in various benefits, in which all eligible employees of the Company participate. No new loans have been issued since 2001. In addition, special cash bonuses or stock options related to non-recurring, extraordinary performance may be awarded from time to time.

Base Salary.    Base salaries for executive officers are reviewed by the Committee or the Board on an annual basis. Each year the Committee or the Board assesses the executive employee’s level of responsibility, overall job performance and accomplishments, and experience, and then reviews comparable market data to determine appropriate salary increases. Recommendations for salary increases are made to the full Board for its approval.

Annual Incentives.    The Company has an EBITDA (earnings before interest, taxes, depreciation, amortization, minority interest and equity in earnings of unconsolidated affiliate) Performance Bonus Plan (the “Performance Bonus Plan”). Under this plan, each executive’s position corresponds to a grade for which a year-end EBITDA goal and target bonus amount are established by the Board. Several positions may be assigned to the same grade within the Performance Bonus Plan. Target bonus amounts for the executive employees range from 25% to 47.5% of base salaries. Executives may earn a bonus of up to one and one-half times the amount of the target bonus, depending upon the Company’s actual performance relative to its EBITDA goal. In the event that the EBITDA goal is not reached, the bonus awarded is less than the target bonus and, depending upon performance, no bonus may be awarded.

Long-Term Incentives.    The Company may grant executive employees long-term awards, including stock options pursuant to the Company’s 1997 Stock Option Plan, and restricted stock awards. Prior to the change in the law, loans for the purchase of the Company’s common stock were included in long-term awards. Each of the Company’s current executive employees has been granted stock options, shares of restricted stock, and some have also received loans for the purchase of Company stock prior to the enactment of the Sarbanes-Oxley Act. The Company believes that these types of long-term incentives serve to closely align the goals and motivation of management with those of other shareholders and to provide key personnel with a long-term capital accumulation opportunity.

Other Compensation Plans.    The Company has adopted certain broad-based employee benefit plans in which all employees, including the named executives, are permitted to participate on the same terms and conditions relating to eligibility and generally subject to the same limitation on the amounts that may be contributed or the benefits payable under those plans. The Company maintains a plan qualified under I.R.C. Section 401(k), and the Company made aggregate contributions to this plan of $2.0 million for fiscal 2005. Additionally, the Company maintains a Top Hat Plan for executive employees and middle managers. Participating employees may defer additional amounts of salary and bonuses under this plan.

Chief Executive Officer Compensation.    William H. Spell served as the Company’s Chief Executive Officer until January 2, 2004. The Chief Executive Officer’s compensation is evaluated annually based on several factors, including the Company’s achievement of targeted EBITDA goals. The Company’s President, Jerry Dukes, succeeded Mr. W. Spell in being charged with maximizing the Company’s cash flow, as well as executing the corporate growth strategy, through both internal growth and growth by acquisition. In March 2005, Jerry Dukes was named Chief Executive Officer and President of the Company.

The Board believes the Company’s executive compensation policies and programs serve the interests of the Company and its shareholders.

Members of the Compensation Committee:

Richard W. Perkins (Chair)

Bruce A. Richard

Denver Kaufman

Summary Compensation Table

The following table sets forth certain information regarding compensation paid or accrued during each of PW Eagle’s last three fiscal years to the Chief Executive Officer and to PW Eagle’s other four most highly compensated executive officers who received compensation in excess of $100,000 during fiscal 2005 (such individuals referred to as the “named executive officers”):

		Annual Compensation			Long-Term Compensation Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)(1)	Options SARs (#)	LTIP Payouts	All Other Compensation ($)
Jerry A. Dukes, CEO and President	2005 2004 2003	270,000 270,000 147,778	212,375 321,089 —	— — —	— — 209,100	40,000 — 61,500	— — —	12,592 17,723 26,933	(2)

Scott Long, CFO and Exec. VP	2005 2004 2003	229,941 222,000 145,643	154,860 260,386 —	— — —	— — 153,300	28,000 — 48,500	— — —	8,717 29,808 4,369	(3)

John R. Cobb, Exec. VP Operations	2005 2004 2003	243,406 235,000 211,279	129,706 129,955 —	— — —	— — —	28,000 — —	— — —	10,818 1,272 6,000	(4)

N. Michael Stickel, Exec. VP Sales & Marketing	2005 2004 2003	236,864 226,026 212,139	127,951 130,044 —	— — —	— — 33,600	28,000 — 4,000	— — —	10,348 2,544 6,624	(5)

Keith Steinbruck, VP, Technical Director	2005 2004 2003	163,772 157,767 148,428	65,330 56,508 —	— — —	— — —	— — —	— — —	5,368 2,217 1,867	(6)

(1)	Aggregate shares of restricted stock held by the named executive officers at December 31, 2005 and the value of such shares as of December 30, 2005 (based on a closing stock price of $20.50 per share) are as follows: Mr. Dukes held 49,500 shares valued at $1,014,750; Mr. Long held 35,500 shares valued at $727,750; Mr. Cobb held 33,500 shares valued at $686,750 and Mr. Stickel held 33,000 shares valued at $676,500. Mr. Steinbruck held no shares of restricted stock at December 31, 2005. Dividends, as declared by the Company, will be paid on the shares.
(2)	Amount includes Company contribution for the benefit of Mr. Dukes to the 401(k) plan of $7,422 and a contribution to the nonqualified pension plan of $5,170.
(3)	Amount includes Company contribution for the benefit of Mr. Long to the 401(k) plan of $5,791 and a contribution to the nonqualified pension plan of $2,925.

(4)	Amount includes Company contributions for the benefit of Mr. Cobb to the 401 (k) plan of $6,623 and a contribution to the nonqualified pension plan of $4,196.
(5)	Amount includes Company contributions for the benefit of Mr. Stickel to the 401(k) plan of $6,391 and a contribution to the nonqualified pension plan of $3,957.
(6)	Amount includes Company contribution for the benefit of Mr. Steinbruck to the 401(k) plan of $5,368.

Option/SAR Grants During 2005 Fiscal Year

Name	Options Granted		Percent of Options Granted to Employees	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
						5% ($)	10% ($)
Jerry A. Dukes	40,000	(1)	10.79%	23.47	12/13/2015	1,529,206	2,435,000
Scott Long	28,000	(1)	7.55%	23.47	12/13/2015	1,070,444	1,704,504
John R. Cobb	28,000	(1)	7.55%	23.47	12/13/2015	1,070,444	1,704,504
N. Michael Stickel	28,000	(1)	7.55%	23.47	12/13/2015	1,070,444	1,704,504
Keith Steinbruck	—		—	—	—	—	—

(1)	Options were granted 12/13/05 and vest at a rate of 25% per year starting December 13, 2005.

Aggregated Option/SAR Exercises in 2005 Fiscal Year and Fiscal Year End Option Values

The following table sets forth information as to individual exercises of options, number of options and value of options at December 31, 2005 with respect to the named executive officers:

Name	Shares Acquired On Exercise	Value Realized	Number of Unexercised Securities Underlying Options/SARs at FY-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End($)(1) Exercisable/ Unexercisable
Jerry A. Dukes	—	—	34,600 / 66,900	394,260 / 591,390
Scott Long	—	—	26,400 / 50,100	307,780 / 461,670
John R. Cobb	—	—	78,500 / 21,000	1,219,199 / —
N. Michael Stickel	—	—	77,400 / 39,600	922,376 / 246,584
Keith Steinbruck	—	—	— / —	— / —

(1)	Based on the difference between the closing price of the Company’s Common Stock as reported by Nasdaq at December 30, 2005 and the option exercise price.

Employment Agreements

Jerry A. Dukes was elected Chief Executive Officer of PW Eagle in March 2005, and President of PW Eagle in October 2003. Mr. Dukes receives an annual base salary of not less than $270,000. Along with his base salary, he can receive an annual bonus under the Performance Bonus Plan, which varies annually, depending upon the amount of the target bonus. Mr. Dukes could receive up to 71.25% of his base salary if the Company meets certain operating profit levels. If Mr. Dukes’ employment is terminated for any reason other than for cause, his base salary would continue for a period of not less than 9 months.

Scott Long was elected Executive Vice President and Chief Financial Officer of PW Eagle in March of 2005, and CFO of PW Eagle in October 2003. Mr. Long receives an annual base salary of not less than $222,000. Along with his base salary, he can receive an annual bonus under the Performance Bonus Plan, which varies annually, depending upon the amount of the target bonus. Mr. Long could receive up to 60% of his base salary if the Company meets certain operating profit levels. If Mr. Long’s employment is terminated for any reason other than for cause, his base salary would continue for a period of not less than 9 months.

Compensation of Directors

In 2005, Mr. Richard, Vice Chairman of the Board, was compensated at the rate of $3,167 per month for his services in such capacities. Mr. Richard received director fees in the total amount of $38,000 for fiscal 2005. Messrs. R. Perkins and D. Kaufman were compensated at the rate of $1,947 per month for their roles as directors. Compensation to directors consisted of payments to Mr. Perkins and Mr. Kaufman in the amount of $23,364 each.

In the fourth quarter of 2005, the Board approved a bonus payment to Messrs. H. Spell, R. Perkins,

D. Kaufman and B. Richard of $12,000 each. This was paid to the respective directors on January 9, 2006.

Certain Relationships and Related Transactions

Management Agreements and Fees.    PW Eagle paid a monthly management fee of $52,000 to Spell Capital Partners, LLC (“SCP”) for strategic planning services and assistance with financing and general business advice to PW Eagle. Two members of the Board, William H. Spell and Harry W. Spell, are members of SCP.

Starting May 2004, USPoly Company (“USPoly”), a PW Eagle wholly-owned subsidiary, paid an annual management fee of $125,000 to SCP for strategic planning services and assistance with financing and general business advice to USPoly. In October 2004, the fee increased to $150,000 per year. Costs incurred under these arrangements of $0.8 million, $0.7 million and $0.2 million in 2005 and 2004 and 2003, respectively, are included in General and Administrative expenses in the statement of operations.

In the fourth quarter of 2005, the Board approved a bonus payment to SCP of $0.7 million, which is also included in General and Administrative expenses.

Commencing in October 2003, USPoly, a PW Eagle subsidiary, provided management services to W.L. Plastics Corporation (“WL Plastics”) for an annual fee of $100,000. In 2004, USPoly transferred the management agreement to SCP. SCP provided management services to WL Plastics through October 2005. On November 1, 2005, USPoly sold its approximately 23% interest in WL Plastics and the management services agreement was terminated.

Effective March 30, 2006, both PW Eagle and USPoly terminated their respective management agreements with SCP, and paid termination fees to SCP of $1,248,000 and $112,500, respectively.

Office Sharing.    During 2003, the Company had an office sharing arrangement with SCP pursuant to which the Company paid $17,750 per month for space and administrative support. In connection with the restructuring activities, the officers resigned and this arrangement was replaced with an agreement under which PW Eagle paid SCP a monthly management fee of $52,000 as described above.

USPoly Expenses.    During 2005 and 2004, PW Eagle paid certain operating expenses for USPoly which were billed through the intercompany billing process. At December 31, 2005 and December 31, 2004 the intercompany balance was approximately $2.9 million and $0.1 million, respectively. All inter-company transactions are eliminated in the consolidated financial statements.

In October 2004 USPoly paid SCP a transaction fee of $0.5 million relating to services provided by SCP in connection with USPoly’s acquisition of Uponor Aldyl Company, Inc. (the “UAC Acquisition”), which is included in transaction costs.

Loans to Purchase Stock.    In fiscal 1999 and 2001, the Company sold stock to its directors and executive officers and accepted full recourse promissory notes in payment of all or a portion of the consideration for such stock. The Company believes that each member of its management team should have a significant stake in the

Company’s financial performance. By having a meaningful amount of equity at risk, management’s interests are closely aligned with those of the Company’s shareholders. These notes accrued interest at the rate the Company was paying to the senior secured lender on its revolving credit facility. Loans in excess of $60,000, with a balance at the beginning of the 2005 year, had been made to the following person:

Name and Title	Highest Amount Outstanding During Fiscal 2005	Amount Outstanding as of December 31, 2005
N. Michael Stickel, Executive Vice President—Sales & Marketing	78,094	-0-	(1)

(1)	Outstanding balance of the loan, including accrued interest, in the amount of $79,808 was satisfied in full by the tender of 12,129 shares of stock received in exchange for the promissory note which had been pledged as collateral for the loan.

APPROVAL OF AMENDMENT TO 1997 STOCK OPTION PLAN

(Proposal No. 3)

The Board recently authorized an amendment to the PW Eagle, Inc. 1997 Stock Option Plan (the “Plan”), subject to approval by the Company’s shareholders. The amendment would increase the number of shares available for the granting of options under the Plan from 2,200,000 to 2,700,000. The Board believes that granting fairly-priced stock options and restricted stock awards to employees, officers, consultants and directors are an effective means to promote the future growth and development of the Company. Such options and awards, among other things, increase these individuals’ proprietary interest in the Company’s success and enable the Company to attract and retain qualified personnel. The Board therefore recommends that all shareholders vote in favor of the amendment to the Plan. Proxies that are signed but which lack any such specification will be voted in favor of Proposal No. 3.

The affirmative vote of the greater of (1) a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal or (2) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting is required for approval of the amendment to the 1997 Plan.

Description of 1997 Stock Option Plan

A general description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained without charge upon written request to Scott Long, the Company’s Chief Financial Officer.

Purpose.    The purpose of the Plan is to promote the success of the Company by facilitating the employment and retention of competent personnel and by furnishing incentive to directors, officers, employees and key consultants upon whose efforts the success of the Company will depend to a large degree.

Term.    Incentive stock options may be granted under the Plan for a period of ten years from the date of adoption of the Plan by the Board. Nonqualified stock options may be granted pursuant to the Plan until the Plan is discontinued or terminated by the Board.

Administration.    The Plan may is administered by the Board or a Committee of the Board (the “Committee”). The Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

Eligibility.    All employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the Plan. All employees, directors and officers of, and consultants and advisors to, the Company or any subsidiary are eligible to receive nonqualified stock options. As of March 30, 2006, the Company had approximately 1,074 employees (of which 6 are officers) and 5 directors who are not employees.

Options.    When an option is granted under the Plan, the Committee at its discretion specifies the option price, the type of option (either “incentive” or “nonqualified”) to be granted, and the number of shares of Common Stock which may be purchased upon exercise of the option. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Company’s Common Stock and, unless otherwise determined by the Committee, the option price of a nonqualified option will not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant. The market value of the Company’s Common Stock on March 30, 2006 was $321,359,196. The term during which the option may be exercised and whether the option will be exercisable immediately, in stages or otherwise are set by the Committee, but the term of an incentive stock option may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or, if approved by the Committee, Common Stock of the Company valued at the stock’s then fair market value. Each incentive stock option granted under the Plan is nontransferable during the lifetime of the optionee. Each outstanding option under the Plan may terminate earlier than its stated expiration date in the event of the optionee’s termination of employment or other relationship with the Company.

Amendment.    The Board may terminate or amend the Plan, except that the terms of agreements then outstanding may not be adversely affected without the consent of the participant. The Board may not amend the Plan to materially increase the total number of shares of common stock available for issuance under the Plan, materially increase the benefits accruing to any individual or materially modify the requirements for eligibility to participate in the Plan without the approval of the Company’s shareholders, if such approval is required to comply with the I.R.C. or other applicable laws or regulations.

Federal Income Tax Consequences of the Plan.    Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company’s Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which nonqualified options are exercised, equal to the amount of ordinary income recognized by those optionees exercising options, and must comply with any applicable withholding or other employment-related taxes on such ordinary income.

Incentive stock options granted under the Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option’s grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

Plan Benefits

Plan Benefits.    The table below shows the total number of stock options that have been received by the following individuals and groups under the Plan:

Name and Position	Dollar Value ($)(1)	Number of Units
Jerry A. Dukes, Chief Executive Officer and President	985,650	101,500
Scott Long, Chief Financial Officer	769,450	76,500
John R. Cobb, Exec. VP Operations	1,219,199	99,500
N. Michael Stickel, Exec. VP Sales & Marketing	1,168,960	117,000
Keith Steinbruck, VP,Technical Director	—	—
Dobson West, Secretary	1,547,894	90,455
William H. Spell, Non-employee director	3,151,834	177,938
Denver Kaufman, Non-employee director	239,700	19,000
Richard W. Perkins, Non-employee director	199,017	15,500
Bruce A. Richard, Non-employee director	2,102,840	117,700
Harry W. Spell, Non-employee director	322,465	23,700
Executive Group	4,143,259	394,500
Non-Executive Director Group	6,015,855	444,293
Non-Executive Officer Employee Group	-0-	-0-

(1)	Based on the closing price of the Company’s common stock on December 30, 2005, which was $20.50.

Vote Required; Recommendation

Under applicable Minnesota law, approval of the amendment to the Plan requires the affirmative vote of the greater of (1) a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal or (2) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting. The Board recommends that shareholders vote “For” Proposal No. 3.

Equity Compensation Plan Table

The following table provides information as of December 31, 2005 about the Company’s equity compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,329,311	(1)	$7.84	0
Equity compensation plans not approved by security holders	138,100	(2)	N/A	N/A
Totals	1,467,411		$7.84	0

(1)	Includes 193,000 shares of restricted stock previously approved by shareholders, of which 54,498 shares remain unvested.
(2)	Represents previously granted shares of restricted stock for which shareholder approval was not required or is currently being sought.

Stock Performance Chart

The following chart compares the cumulative total shareholder return on the Company’s Common Stock with the S&P SmallCap 600 Index and an index of peer companies selected by the Company (the “Peer Group Index”). The comparison assumes $100 was invested on December 31, 2000 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

Company Name/Index	Base Period Dec 00	Dec 01	Dec 02	Dec 03	Dec 04	Dec 05
PW Eagle	$100	$52	$57	$56	$51	$260
S&P SmallCap 600 Index	100	99	54	66	85	155
Peer Group	100	106	90	123	150	160

The Peer Group Index includes the following companies: Lamson and Sessions Co. and Royal Group Tech Ltd.

APPROVAL OF RESTRICTED STOCK GRANTS

(Proposal No. 4)

On March 6, 2003, September 30, 2003 and April 3, 2006, the Board granted, subject to shareholder approval, a total of 90,500 shares of Common Stock to certain executive officers, directors and employees of the Company, as follows:

Director/Officer/Employee	Number of Shares Granted	Dollar Value(1)
N. Michael Stickel	8,000	$36,080
Dobson West	5,000	$20,200
Jerry Dukes	37,500	$151,500
Scott Long	22,500	$90,900
William Spell	15,000	$60,600
Randy Morris	2,500	$71,950
Total	90,500	$431,230

(1)	Based on the closing sale price of the Company’s Common Stock on the date of grant.

The restricted shares remain forfeitable until they have been approved by the Company’s shareholders and have vested according to the following schedule:

Director/Officer/Employee	Vesting Date	Cumulative Percentage of Shares Vested(1)
N. Michael Stickel	20% vested March 6, 2005; 30% vested March 6, 2006; and 50% will vest March 6, 2007	50%
Dobson West	100% vested January 1, 2005	100%
Jerry Dukes	20% will vest September 30, 2006; 30% will vest September 30, 2007; and 50% will vest September 30, 2008	0%
Scott Long	20% will vest September 30, 2006; 30% will vest September 30, 2007; and 50% will vest September 30, 2008	0%
William Spell	100% vested January 1, 2005	100%
Randy Morris	20% vested April 3, 2006; 30% will vest April 3, 2007; and 50% will vest April 3, 2008	20%

(1)	Based on the definition of a “change of control” in the various restricted stock agreements, all unvested shares, other than those held by Randy Morris, will vest immediately should the nominees recommended for approval by the Company’s shareholders be elected at the Annual Meeting.

If the holder’s employment or other relationship with the Company is terminated for any reason other than death or total disability at any time prior to the vesting date for the restricted stock award, all shares subject to such award that have not vested on the date of termination will be immediately forfeited. If the holder’s employment or other relationship with the Company is terminated by reason of death or total disability prior to the vesting date for the restricted stock award, or in the event of a change of control as defined in the restricted stock agreements entered into at the time of the grants, all risks of forfeiture on the shares of Common Stock subject to such award shall immediately lapse.

Until the shares have been forfeited, the holder shall be entitled to vote the shares and shall receive all dividends attributable to those shares, but shall not have any other rights as a shareholder with respect to such shares.

The Board authorized the grant of the restricted stock to provide equity-based incentives to key individuals in the Company’s management team, including members of the Board. The Company’s approach to compensation of management and board members has been to provide a combination of equity incentives, including grants of stock options and restricted stock, as well as providing loans to permit the direct purchase of stock. The grants of restricted stock for which shareholder approval is sought are consistent with the Company’s compensation philosophy. The Company is seeking shareholder approval of the restricted stock grants in order to comply with Nasdaq Marketplace Rule 4350(i)(1)(A), which requires shareholder approval when an issuer makes an arrangement pursuant to which stock may be acquired by officers, directors or employees. If shareholder approval is not obtained, then any certificates representing such shares shall be cancelled pursuant to the terms of the restricted stock grants. Proxies that are signed but which lack any such specification will be voted in favor of Proposal No. 4.

Vote Required; Recommendation

The ratification and approval of the grant and issuance of 90,500 shares of Common Stock requires the affirmative vote of the greater of (1) a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal or (2) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting. The Board recommends that shareholders vote “For” Proposal No. 4.

ELECTION OF DIRECTORS

(Proposal No. 5)

General Information

Seven directors will be elected to our Board at the Annual Meeting. If the shareholders vote in favor of declassifying our Board, then once elected, these directors will hold office until our 2007 annual meeting and until their successors are elected and qualified. If, however, the shareholders do not approve the proposal to declassify our Board, then the seven directors nominated for election this year will be divided among Class I, Class II and Class III so that each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board.

Our Board currently consists of three classes of directors: Class I directors who hold office until the 2008 annual meeting of shareholders, Class II directors who hold office until the 2007 annual meeting of shareholders and Class III directors who hold office until the Annual Meeting or, in all cases, until their successors are elected and qualified. Harry Spell is the current Class III director whose term expires as of this Annual Meeting. Mr. H. Spell has informed the Board of his determination not to stand for re-election as a director of the Company.

Denver Kaufman, Richard W. Perkins, Bruce A. Richard and William H. Spell have resigned from the Board, effective as of the election of directors at the Annual Meeting. Jerry A. Dukes, Martin White, Thomas R. Hudson Jr., Zachary R. George, Todd Goodwin, Lee D. Meyer and Stephen M. Rathkopf have been recommended for nomination as directors of the Company by the Company’s Governance/Nominating Committee and the Board has approved their nomination and recommended them for approval by the Company’s shareholders. Each of Messrs. Dukes, White, Hudson Jr., George, Goodwin, Meyer and Rathkopf has consented to their respective nomination. It is intended that solicited proxies will be voted for such nominees. The Company believes that Messrs. Dukes, White, Hudson Jr., George, Goodwin, Meyer and Rathkopf will be able to serve; but in the event that any of Messrs. Dukes, White, Hudson Jr., George, Goodwin, Meyer and Rathkopf is unable to serve as director, the persons named as proxies have advised that they will vote for the election of such substitute nominee as the Governance/Nominating Committee may propose or, in the absence of such proposal, for such fewer directors as results from the inability of any of Messrs. Dukes, White, Hudson Jr., George, Goodwin, Meyer and Rathkopf to serve; provided however, that in the event that any of Messrs. Hudson Jr., George or Goodwin is unable or unwilling to serve as a director, then Pirate Capital shall designate a replacement for such person, any such replacement to be reasonably acceptable to the Company’s Governance/Nominating Committee.

Should the shareholders approve the election of Mr. White as a director of the Company, Mr. White’s election as a director of the Company would be effective on July 1, 2006 due to a conflict that exists with respect to Mr. White’s current employer, Occidental Chemical Corporation. Mr. White intends to retire from Occidental Chemical Corporation on June 30, 2006. Until such time as Mr. White’s election as a director becomes effective, Mr. White would not participate in any Board or Committee meetings or serve in any capacity relating to the governance of the Company. Mr. White would not be entitled to any information regarding the Company based on his election as a director of the Company until his directorship became effective on July 1, 2006.

The following is information concerning the principal occupations for at least the past five years of the director nominees:

Martin White, 60, is retiring from Dallas based Occidental Chemical Corporation (OxyChem) after most recently serving as Vice President of OxyChem’s joint venture, OxyVinyls, a position he has held since the formation of OxyVinyls in May 1999. Prior to this, since May 1996 he held the position of Vice President of Marketing for OxyChem’s vinyl’s businesses. With the exception of one year as General Manager of OxyChem’s operations in Chile during mid 1995 to mid 1996 he has held positions in OxyChem’s vinyl’s businesses since 1989. Mr. White served as President of the Plastic Pipe and Fittings Association in 2003 and 2004. He currently represents OxyChem on the Board of Directors and as Treasurer of The Vinyl Institute. In addition to holding a degree in chemistry from the Royal Institute of Chemistry he has conducted research at the UK’s National Paint Research Laboratory and attended corporate development and executive development programs at The London School of Economics and Northeastern University College of Business Administration respectively.

Lee D. Meyer, 56, was appointed President and Chief Executive Officer of Ply Gem Industries, Inc., a building products manufacturer, in January, 2002. Mr. Meyer previously had been the President of Variform, Ply Gem’s Siding and Accessories business. Mr. Meyer joined Variform in 1993 as the Vice President of Manufacturing, and in 1994 became the Vice President of Operations. In 1996, Mr. Meyer was appointed Senior Vice President and General Manager, and in 1998 Mr. Meyer became President of Variform. Prior to joining Variform, Mr. Meyer held positions at GE Plastics, Borg Warner Chemicals and the Chemicals Division of Quaker Oats. Mr. Meyer has been a member of the Vinyl Siding Institute (“VSI”) since 1994. Mr. Meyer is currently a member of the Board of Directors and is the Chairman of VSI Certification Oversight Committee, which oversees voluntary minimum standards for vinyl siding products. In June 2003, Mr. Meyer completed a tenure of approximately five years as Chairman of the Vinyl Siding Institute. Prior to holding the position of Chairman, Mr. Meyer held the position of Vice Chairman of the VSI. Mr. Meyer is also a member of the Windows and Doors Manufacturers Association. Mr. Meyer graduated from the University of Nebraska in 1971 with a BS in Chemical Engineering and an MBA in Finance and Economics in 1979. He also received his license as a Registered Professional Engineer in 1979.

Jerry A. Dukes, 58, was elected CEO and President of PW Eagle in March 2005 and President of PW Eagle in October 2003. Previously Mr. Dukes had been President of Uponor ETI, a manufacturer of polyvinyl chloride pipes, since 2001, and served as its Vice President of Manufacturing from 1992 through 2001. Mr. Dukes joined ETI in 1988 as Director of Manufacturing. Prior to ETI, Mr. Dukes was employed by Johns Manville Corp., [a building products manufacturer], in various manufacturing and general management positions in plastic pipe and other construction product businesses. He has a B.S. degree from Texas Tech University in Industrial Engineering and is registered as a Professional Engineer in the State of Texas.

Stephen Rathkopf, 62, is a partner at Herrick, Feinstein LLP. His practice encompasses corporate law, litigation and real estate. Previously, Mr. Rathkopf was the head of the litigation department of Demov, Morris & Hemmerling. For a number of years, Mr. Rathkopf co-authored Real Estate Law Digest, a weekly column published in the New York Law Journal. He has written articles and lectured on corporate merger issues, real estate law, damage recovery, mortgage foreclosure, lender liability and creditor’s rights. Mr. Rathkopf’s trial experience covers diverse matters including corporate takeovers, entertainment law, trademark infringement, real estate development, construction defects, mechanic’s liens, partition, lender liability, loan enforcement, shop lending, labor law and employment law. In 1999 and 2000, Mr. Rathkopf was a Senior Vice President of FrontLine Capital Group, where he played a key role in the growth of that company. He rejoined Herrick, Feinstein LLP in January 2001. Mr. Rathkopf holds an undergraduate degree from the College of the City of New York. He holds a J.D. degree from New York University School of Law. He has been admitted to practice law in New York, S.D.N.Y., E.D.N.Y., New Jersey, Pennsylvania, Second Circuit Court of Appeals and the United States Supreme Court.

Thomas R. Hudson Jr. 40, is the Managing Member of Pirate Capital LLC, an investment manager with approximately $1.8 billion in assets under management, which he founded in 2002. From 1999 to 2001, Mr. Hudson served as a Managing Director at Amroc Investments, LLC, a financial institution, where he directed all distressed research and managed the bank loan trading desk. From 1997 to 1999, he served as a Vice President and Portfolio Manager at Goldman, Sachs & Co., responsible for investing and trading a $500 million portfolio of distressed domestic and international private assets. Mr. Hudson currently serves as a director of Cornell Companies, Inc. Mr. Hudson earned a B.S. in 1988 from Babson College, majoring in Entrepreneurial Studies. He earned an M.B.A. in 1993 from the Tuck School at Dartmouth College.

Zachary R. George, 28, has been a Director and Senior Analyst at Pirate Capital LLC, an investment manager with approximately $1.8 billion in assets under management, since March 2004. Prior to joining Pirate Capital, Mr. George was an Officer and Credit Analyst at Mizuho Corporate Bank Ltd., a Japanese financial institution, from September 2002 to March 2004. Mr. George currently serves as a director of Cornell Companies, Inc. Mr. George earned his B.A. from Simon Fraser University in 1999, and earned his J.D. from Brooklyn Law School in 2002.

Todd Goodwin, 73, retired in 2002 as a Partner of Gibbons, Goodwin, van Amerongen. During his 18 years with the investment banking firm, Mr. Goodwin organized management buyouts and purchased businesses with a total value of approximately $7 billion. Mr. Goodwin previously served as a Managing Director of Merrill Lynch and has served as director on the boards of several companies including Southwest Forest Industries, RT French Company, Rival Company, Schult Homes, Specialty Equipment, Horace Mann Education Corporation, Robert Half International, Riverwood International, and Johns Manville Corporation. Mr. Goodwin is currently a director of the Southampton Hospital, Cornell Companies, Inc., the Chairman of the Peconic Health Corporation, and a Trustee of the Madison Square Boys & Girls Club. Todd Goodwin received his AB from Harvard College.

Vote Required; Recommendation

The election of such nominees requires the affirmative vote of a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present. The Board recommends that shareholders vote “For” the nominees named above.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 6)

Grant Thornton LLP has acted as the Company’s Independent Registered Public Accounting Firm for the fiscal year ended December 31, 2005 and PricewaterhouseCoopers LLP acted as the Company’s Independent Registered Public Accounting Firm for the year ended December 31, 2004. On May 26, 2005 the Company dismissed PricewaterhouseCoopers LLP as its Independent Registered Public Accounting Firm. The reports of PricewaterhouseCoopers LLP on the Company’s financial statements for the two years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or principle. The decision to dismiss PricewaterhouseCoopers LLP was unanimously approved by the Audit Committee of the Board. During the fiscal years ended December 31, 2004 and 2003 and through May 26, 2005 there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. The Audit Committee has reviewed and approved the Company’s 2005 financial statements. The Audit Committee and the Board have approved the retention of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2006. This appointment will be submitted to the shareholders for ratification at the Annual Meeting.

Unless otherwise directed by the shareholders, shares represented by proxy at the Annual Meeting will be voted in favor of ratification of the appointment of the firm of Grant Thornton LLP to examine the accounts of the Company for the fiscal year ending December 31, 2006. Management believes that neither Grant Thornton LLP nor any of its partners presently has or has held within the past three years any direct or indirect interest in the Company. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. and will be given an opportunity to make a statement if so desired and to respond to appropriate questions. Proxies that are signed but which lack any such specification will be voted in favor of Proposal No. 6.

Vote Required; Recommendation

The ratification of the appointment of Grant Thornton as the Company’s Independent Registered Public Accounting Firm requires the affirmative vote of the greater of (1) a majority of the voting power of shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal or (2) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting. The Board recommends that shareholders vote “For” Proposal No. 6.

Audit Fees

The following fees were billed by Grant Thornton LLP for the fiscal year 2005 and by PricewaterhouseCoopers LLP for the fiscal year 2004:

	FY 2005	FY 2004
Audit Fees	$306,361	$647,013
Audit-Related Fees	35,388	120,694
Tax Fees	4,441	113,900
All Other Fees	—	—
TOTALS	$346,190	$881,607

Audit fees are for professional services rendered for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s 10-Q filings or services that are normally provided by the Independent Registered Public Accounting Firm in connection with regulatory filings with the Securities and Exchange Commission.

Audit-related fees are primarily for the assurance and related services performed by Grant Thornton LLP and PricewaterhouseCoopers LLP in 2004 and Grant Thornton in 2005 that are reasonably related to the performance of the audit or review of the Company’s financial statements. For 2004 and 2005, this consists primarily of employee benefit plan audits, acquisition/disposition transaction assistance and assistance related to the filing of a registration statement in 2005.

Tax fees are services provided in connection with tax compliance, tax advice and tax planning. For 2004, this consisted primarily of preparation of the Company’s federal and state tax returns and other compliance related matters by PricewaterhouseCoopers LLP. For 2005, the Company utilized Grant Thornton LLP for tax consultation on various federal and state tax matters.

Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its Independent Registered Public Accounting Firm or any other auditing or accounting firm.

During fiscal year 2005, the Audit Committee approved all audit and non-audit services provided to the Company by the Company’s Independent Registered Public Accounting Firm prior to management engaging the Independent Registered Public Accounting Firm for that purpose. The Committee’s current practice is to consider for pre-approval annually all audit and non-audit services proposed to be provided by the Independent Registered Public Accounting Firm. In making its recommendation to appoint Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm, the Audit Committee has considered whether the provision of the non-audit services rendered by Grant Thornton LLP is compatible with maintaining that firm’s independence and has determined that such services are compatible with maintaining Grant Thornton LLP’s independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10 percent of the Company’s Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders (“Insiders”) are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based on a review of the Section 16(a) forms on file with the Securities and Exchange Commission, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to Insiders were complied with, except that Mr. W. Spell reported one transaction of a stock award on a Form 4 that was not timely filed.

SHAREHOLDER PROPOSALS

The proxy rules of the Securities and Exchange Commission permit shareholders of a Company, after timely notice to the Company, to present proposals for shareholder action in the Company’s proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the proxy rules. The Company did not receive from its shareholders any proposals for action at the Annual Meeting pursuant to the aforementioned rules of the Securities and Exchange Commission. Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2007 annual meeting of shareholders must be received by the Company on or before                      , 2006 to be included in the Company’s proxy statement and related proxy for the 2007 annual meeting of shareholders.

Also, if a shareholder proposal intended to be presented at the 2007 annual meeting of shareholders but not included in the Company’s proxy statement and proxy is received by the Company after                       2007, then management named in the Company’s proxy for the 2007 annual meeting of shareholders will have discretionary authority to vote shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company’s proxy materials.

OTHER BUSINESS

Management knows of no other matters that will be presented at the Annual Meeting. However, should other matters be brought before the Annual Meeting without timely notice to the Company, the persons named as proxies on the enclosed proxy card will vote on such matters in their discretion.

ANNUAL REPORT TO SHAREHOLDERS

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2005 accompanies this Notice of Meeting and Proxy Statement. No portion of such Annual Report is incorporated herein or is considered to be proxy soliciting material.

FORM 10-K

THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT (FORM 10-K) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS CONTAINED IN THE REPORT. SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT (FORM 10-K) AND OTHER PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON THE COMPANY’S WEBSITE AT HTTP://WWW.PWEAGLEINC.COM. THE COMPANY WILL FURNISH ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE PAYMENT IN ADVANCE OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). ANY SUCH REQUEST SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF PW EAGLE COMMON STOCK ON MARCH 30, 2006, THE RECORD DATE FOR THE 2006 ANNUAL MEETING, AND SHOULD BE DIRECTED TO: CORPORATE INVESTOR RELATIONS MANAGER, PW EAGLE, INC., 1550 VALLEY RIVER DR., EUGENE, OREGON 97401.

By Order of the Board of Directors,

Jerry A. Dukes

President & CEO

PW EAGLE, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 26, 2006

11:00 a.m. Central Daylight Time

Marriott Hotel, 30 South Seventh Street, Minneapolis, Minnesota

PW Eagle, Inc. 1550 Valley River Drive Eugene, Oregon 97401 proxy	proxy

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Jerry A. Dukes and Scott Long, and each of them acting alone, with full power of substitution, his or her Proxies to represent and vote, as designated below, all shares of PW Eagle, Inc. (the “Company”) registered in the name of the undersigned, at the Company’s 2006 Annual Meeting of Shareholders to be held at the Marriott Hotel, 30 South Seventh Street, Minneapolis, Minnesota at 11:00 a.m. Central Daylight Time, on Friday, May 26, 2006, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously granted with respect to the Meeting.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy:

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ***EASY ***IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 25, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/pwei/ — QUICK ***EASY ***IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 25, 2006.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to PW Eagle, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

	1. To set the number of directors at seven:	☐ For	☐ Against	☐ Abstain

	2. To approve an amendment to the Company’s Bylaws that provides for the declassification of the Company’s Board of Directors.	☐ For	☐ Against	☐ Abstain

	3. To approve the amendment to the 1997 Stock Option Plan and increase the number of common stock shares reserved for issuance under the Plan to 2,700,000.	☐ For	☐ Against	☐ Abstain

	4. To ratify and approve the issuance of a total of 90,500 shares of restricted stock to the Company’s officers, directors and employees.	☐ For	☐ Against	☐ Abstain

5. Elect seven directors:	01 Jerry A. Dukes	☐ Vote FOR all nominees (except as marked)	☐ WITHHOLD AUTHORITY to vote for nominees listed to the left
02 Martin White
03 Thomas R. Hudson Jr.

04 Zachary R. George

05 Todd Goodwin

06 Lee D. Meyer

07 Stephen M. Rathkopf

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

	6. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐ For	☐ Against	☐ Abstain

7. At their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS MANAGEMENT RECOMMENDS.

Address Change? Mark Box ☐ Indicate changes below:	Dated: . 2006

Signature(s) in Box

(PLEASE DATE AND SIGN name(s) exactly as shown on your stock certificate. Executors, administrators, trustees, guardians, etc., should indicate capacity when signing. For stock held in Joint Tenancy, each joint owner should sign.